EXHIBIT 10.3

EXECUTION VERSION

SECOND AMENDMENT AGREEMENT to that certain Partnership Interest Pledge Agreement, dated January 10, 2013 (this “Amendment Agreement”) entered into by and among Kansas City Southern de México, S.A. de C.V. (“KCSM”) and KCSM Holdings, LLC (“KCSM Holdings” and together with KCSM, the “Pledgors” and each a “Pledgor”), Arrendadora KCSM, S. de R.L. de C.V. (the “Company”), JPMorgan Chase Bank, N.A., as Collateral Agent, acting on its own behalf and on behalf and for the benefit of the Secured Parties as pledgee (hereinafter, together with its successors or assigns, the “Pledgee”, and together with the Pledgors and the Company, the “Parties”) (capitalized terms used and not defined herein shall have the meanings ascribed to them in the Original Partnership Interest Pledge Agreement (as defined below)).

RECITALS

WHEREAS, on August 30, 2010, Kansas City Southern de México, S.A. de C.V. (“KCSM”), as borrower, entered into a Credit Agreement for the maximum principal amount of US$100,000,000.00 (one hundred million dollars 00/100, currency of the United States of America) (the “Original Credit Agreement”), with various financial institutions and other persons from time to time parties thereto or that subsequently became parties thereto (including their successors and assigns) as lenders, The Bank of Nova Scotia, as administrative agent, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as Collateral Agent, and The Bank of Nova Scotia and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners.

WHEREAS, on August 30, 2010, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, the Company and the Pledgors entered into a Partnership Interest Pledge Agreement (Contrato de Prenda sobre Partes Sociales) (the “Original Partnership Interest Pledge Agreement”), under which the Pledgors granted a first priority lien in favor of Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as pledgee, in respect of the Collateral, to secure the due and punctual performance of the Obligations. A copy of the Original Partnership Interest Pledge Agreement (without exhibits) is attached hereto as Exhibit “A”.

WHEREAS, on September 30, 2011, KCSM, as borrower, entered into an Amended and Restated Credit Agreement to amend and restate the Original Credit Agreement in its entirety, including but not limited to, increase the maximum principal amount to US$200,000,000.00 (two hundred million dollars 00/100, currency of the United States of America) (the “First Amended and Restated Credit Agreement”), with various financial institutions and other persons from time to time parties thereto (including their successors and assigns) as lenders, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, JPMorgan Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and joint bookrunners, JPMorgan Securities LLC as Syndication Agent, BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer as joint bookrunner and co-documentation agent and Bank of America N.A. as co-documentation agent.

WHEREAS, on September 30, 2011, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, acting as substituted pledgee, the Pledgee, acting as substitute pledgee, the Pledgors, as pledgors and the Company, entered into an Assignment and Amendment Agreement (Contrato Modificatorio y de Cesión) to the Original Partnership Interest Pledge Agreement (the “Assignment and Amendment Agreement” and the Original Partnership Interest Pledge Agreement as amended by the Assignment and Amendment Agreement, the “Partnership Interest Pledge Agreement”), under which Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat assigned and transferred all its rights and obligations under the Original Partnership Interest Pledge Agreement to the Pledgee, and the Pledgee accepted such assignment and transfer. A copy of the Assignment and Amendment Agreement (without exhibits) is attached hereto as Exhibit “B”.

WHEREAS, on November 29, 2012, KCSM, as borrower, various financial institutions and other persons from time to time parties thereto or that subsequently became parties thereto (including their successors and assigns) as lenders, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, JPMorgan Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and joint bookrunners, JPMorgan Securities LLC, as syndication agent and BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer and Bank of America, N.A., as co-documentation agents, entered into a Second Amended and Restated Credit Agreement to amend and restate the First Amended and Restated Credit Agreement in its entirety (the “Second Amended and Restated Credit Agreement”, and Original Credit Agreement as amended and restated by the First Amended and Restated Credit Agreement and the Second Amended and Restated Credit Agreement, the “Credit Agreement”). A copy of the Second Amended and Restated Credit Agreement (without exhibits) is attached hereto as Exhibit “C”.

WHEREAS, the Parties hereto are entering into this Amendment Agreement to modify several clauses of the Partnership Interest Pledge Agreement in order to reflect certain terms of the Second Amended and Restated Credit Agreement.

REPRESENTATIONS

I.	Each of the Pledgors hereby represents and warrants that:

(a) KCSM is a corporation with variable capital (sociedad anónima de capital variable), duly organized and validly existing under the laws of the United Mexican States (“Mexico”) and KCSM Holdings is a limited liability company, duly organized and validly existing under the laws of the United States of America, and is in compliance with its corporate and any other obligations under the laws of the jurisdiction of its organization.

(b) It has the corporate power and authority to enter into this Amendment Agreement and has obtained all required corporate authorizations and approvals to perform its obligations in the terms provided hereunder.

(c) Its attorney-in-fact is duly authorized to enter into this Amendment Agreement, which authority has not been revoked or modified in any manner whatsoever.

(d) The execution and performance of this Amendment Agreement, and the granting of the pledge under the Partnership Interest Pledge Agreement do not violate its by-laws or any other documents or any law, regulation, judgment or order applicable to it or any contract, agreement, deed or other instrument to which it is a party or to which its rights and properties are subject or result in the creation or imposition of any lien, claim or rights of third parties upon or with respect to any such properties, other than the pledge under the Partnership Interest Pledge Agreement.

(e) It is the legal and beneficial owner, free of any lien, encumbrances or ownership limitations (except for the pledge and security interest created under the Partnership Interest Pledge Agreement) of the Collateral.

(f) It is willing to enter into this Amendment Agreement in order to amend several clauses of the Partnership Interest Pledge Agreement in order to reflect certain terms of the Second Amended and Restated Credit Agreement.

(g) Other than as described herein, the execution of this Amendment Agreement does not affect the first priority security interest in the Collateral granted under the Partnership Interest Pledge Agreement to secure the due and prompt satisfaction of any and all of the Obligations and all the necessary actions to perfect and protect such security interest have been taken.

(h) Except as expressly stated herein, no consent of any other person and no authorization, permit, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the Pledgors to execute this Amendment Agreement and to maintain the pledge by the Pledgors of the Collateral pursuant to the Partnership Interest Pledge Agreement or for the execution or performance of this Amendment Agreement by the Pledgors, (ii) for the perfection or maintenance of the pledge on the Collateral created under the Partnership Interest Pledge Agreement (including the first priority nature of such pledge) or (iii) to exercise the remedies in respect of the Collateral pursuant to the Partnership Interest Pledge Agreement.

(i) By executing this Amendment Agreement, it expressly recognizes the existence of the Secured Parties and the legal capacity of the Pledgee to act as Collateral Agent on behalf and for the benefit of Secured Parties in the execution of this Amendment Agreement and under the Partnership Interest Pledge Agreement, and the legal capacity and authority of its respective representatives to execute this Amendment Agreement.

II.	The Pledgee hereby represents and warrants that:

(a) It is a national association legally organized and validly existing under the laws of the United States of America, acting on behalf and for the benefit of the Secured Parties, as Collateral Agent pursuant to the terms of the Credit Agreement.

(b) Its representative is duly authorized to enter into this Amendment Agreement, which authority has not been revoked or modified in any manner whatsoever.

III.	The Company hereby represents and warrants that:

(a) It is a limited liability company with variable capital (sociedad de responsabilidad limitada de capital variable), duly organized and validly existing under the laws of Mexico and is in compliance with its corporate and any other obligations under the laws of the jurisdiction of its organization.

(b) It has the corporate power and authority to enter into this Amendment Agreement and has obtained all required corporate authorizations and approvals to perform its obligations in the terms provided hereunder.

(c) Its attorney-in-fact is duly authorized to enter into this Amendment Agreement, which authority has not been revoked or modified in any manner whatsoever.

(d) The execution and performance of this Amendment Agreement, and the granting of the pledge under the Partnership Interest Pledge Agreement do not violate its by-laws or any other documents or any law, regulation, judgment or order applicable to it or any contract, agreement, deed or other instrument to which it is a party or to which its rights and properties are subject or result in the creation or imposition of any lien, claim or rights of third parties upon or with respect to any such properties.

(e) It is willing to enter into this Amendment Agreement in order to amend several clauses of the Partnership Interest Pledge Agreement in order to reflect certain terms of the Second Amended and Restated Credit Agreement.

(f) Other than as described herein, the execution of this Amendment Agreement does not affect the first priority security interest in the Collateral granted under the Partnership Interest Pledge Agreement to secure the due and prompt satisfaction of any and all of the Obligations and all the necessary actions to perfect and protect such security interest have been taken.

(g) Except as expressly provided herein, no consent of any other person and no authorization, permit, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the Pledgors to execute this Amendment Agreement and to maintain the pledge by the Pledgors of the Collateral pursuant to the Partnership Interest Pledge Agreement or for the execution or performance of this Amendment Agreement by the Pledgors, (ii) for the perfection or maintenance of the pledge on the Collateral created under the Partnership Interest Pledge Agreement (including the first priority nature of such pledge) or (iii) to exercise the remedies in respect of the Collateral pursuant to the Partnership Interest Pledge Agreement.

(h) By executing this Amendment Agreement, it expressly recognizes the existence of the Secured Parties and the legal capacity of the Pledgee to act as Collateral Agent on behalf and for the benefit of Secured Parties in the execution of this Amendment Agreement and under the Partnership Interest Pledge Agreement, and the legal capacity and authority of its respective representatives to execute this Amendment Agreement.

NOW, THEREFORE the Parties have agreed to the following:

CLAUSES

FIRST. Amendments to the Partnership Interest Pledge Agreement.

Effective as of the date hereof, the Parties hereby agree to amend certain clauses of the Partnership Interest Pledge Agreement, as described below:

(a) Clause Fifth is hereby amended to read as follows:

“Clause Fifth. Term.

The pledge created hereunder shall remain in full force and effect until the Termination Date (as defined in the Credit Agreement) has occurred. The number of the Pledged Partnership Interests subject to this Agreement shall not be reduced, notwithstanding the partial payment of the Obligations.

Notwithstanding the foregoing, the pledge created hereunder shall be terminated, released and discharged, prior to the Termination Date (as defined in the Credit Agreement), pursuant to Section 9.12 of the Credit Agreement.”

(b) The first paragraph of Clause Sixth is hereby amended to read as follows:

Clause Sixth. Covenants of each Pledgor.

During the effectiveness of this Agreement, each Pledgor shall:

…

(c) Clause Twelfth is hereby amended to read as follows:

Clause Twelfth. Release of Pledge.

(i) Promptly after the occurrence of the Termination Date, or (ii) as soon as reasonably practicable after the receipt by the Pledgee of a written notice from the Borrower stating that an Investment Grade Period (as defined in the Credit Agreement) has commenced and provided that no Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, the Pledgee agrees to execute any documents that are necessary in order to release the pledge created hereunder, at the cost and expense of the Pledgors. The Pledgee shall not be required to make any representations or warranties in any such release documents.

SECOND. Registration of this Amendment Agreement.

(a) The Pledgors hereby agree to

(i) formalize this agreement before a Notary Public in Mexico on the date hereof;

(ii) file this Amendment Agreement for registration with (i) the Public Registry of Property and Commerce of the Pledgors domicile and (ii) the Registry of Guaranties on Movable Assets, within fifteen (15) calendar days following the date hereof (with such extensions as the Pledgee may grant in its sole discretion); and

(iii) obtain and deliver to the Pledgee written confirmation, in terms satisfactory to the Pledgee, of the registration of this Amendment Agreement with (i) the Registry of Guaranties on Movable Assets, within twenty (20) Business Days from the date of its filing before such registry (with such extensions as the Pledgee may grant in its discretion), and (ii) the Public Registry of Property and Commerce, within one hundred and twenty (120) calendar days from the date of its filing before such registry (with such extensions as the Pledgee may grant in its sole discretion).

THIRD. Ratification of the Terms of the Partnership Interest Pledge Agreement.

The Parties agree and confirm that the only amendments to the Partnership Interest Pledge Agreement are those set forth in this Amendment Agreement. The Pledgors and the Pledgee hereby confirm and ratify all of the terms and conditions of the Partnership Interest Pledge Agreement which are, and continue to be, in full force and effect.

FOURTH. No Novation.

The execution of this Amendment Agreement shall not constitute (i) a novation (novación) of the obligations of the Pledgors and the Pledgee under the Partnership Interest Pledge Agreement or (ii) a novation (novación), modification or payment of the Obligations.

FIFTH. Notices.

(a) All notices and other communications related to this Amendment Agreement, shall be in writing, in the English and Spanish languages, and shall be delivered or sent to the domiciles or facsimile numbers set forth below, or in any other domicile or facsimile number designated by each party or its representatives by written notice to the other party. Such notices and communications shall be delivered or sent (i) by hand, (ii) by courier, or (iii) by facsimile. The parties for such effects designate the following domiciles:

The Pledgors and the Company:

Montes Urales No. 625

Col. Lomas de Chapultepec

11000, México D.F.

Facsimile: (5255) 9178 5600 ext. 22179

Telephone: (5255) 9178 5647

Attention: Legal Department (Departamento Jurídico)

The Pledgee:

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

1111 Fannin, Floor 10

Houston, Texas 77002

Telephone: (713) 750 1882 / (713) 427 6530

Facsimile: (713) 750 2938

Attention: Colton Rainey/Jide Williams

cc: JPMorgan Chase Bank, N.A.

383 Madison Avenue

New York, New York 10179

Facsimile: (212) 270-5100

Attention: Matthew Massie

(b) Any Party may change its domicile to receive notices pursuant to this Amendment Agreement by giving written notice not less than five (5) Business Days prior to the date on which such change shall become effective in accordance with the provisions of this Clause.

(c) Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter; provided that, as long as it is authorized by applicable law, the impossibility of delivering notices due to changes in the addresses that have not been notified to the other Party hereto, or the refusal of any party to accept any notice, shall be considered received on the date of such delivery to the prior address or refusal to accept a notice.

SIXTH. Governing Law and Jurisdiction.

This Amendment Agreement shall be governed by and construed in accordance with the federal laws of Mexico. For the interpretation, construction, performance and enforcement of this Amendment Agreement, the Parties irrevocably submit to the jurisdiction of the federal courts located in the Federal District, and waive any right to any jurisdiction to which they may be entitled by reason of their respective present or future domicile.

[signature pages follow]

IN WITNESS WHEREOF, the Parties execute this Amendment Agreement as of the date first above written.

PLEDGOR

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

/s/ Edgar Aguileta Gutiérrez
BY: Edgar Aguileta Gutiérrez TITLE: Attorney-in-Fact

PLEDGOR

KCSM HOLDINGS, LLC

/s/ Edgar Aguileta Gutiérrez
BY: Edgar Aguileta Gutiérrez TITLE: Attorney-in-Fact

COMPANY

ARRENDADORA KCSM, S. DE R.L. DE C.V.

/s/ Edgar Aguileta Gutiérrez
BY: Edgar Aguileta Gutiérrez TITLE: Attorney-in-Fact

THE PLEDGEE

JPMORGAN CHASE BANK, N.A., as Collateral Agent, acting on its own behalf and on behalf and for the benefit of the Secured Parties

/s/ Argel Becerra Adame
BY: Argel Becerra Adame TITLE: Attorney-in-Fact

Exhibit “A”

Original Partnership Interest Pledge Agreement (without exhibits)

Exhibit “B”

Assignment and Amendment Agreement

Exhibit “C”

Second Amended and Restated Credit Agreement (without exhibits)